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                                   EXHIBIT 21

                                  Subsidiaries


                                                            State or Other
                                                            Jurisdiction of
Parent                                                       Incorporation
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Cecil Bancorp, Inc.                                            Maryland


Subsidiaries (1)
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Cecil Federal Savings Bank                                  United States

Columbian Bank, A Federal Savings Bank                      United States


Subsidiaries of Cecil Federal Savings Bank
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Cecil Service Corporation                                      Maryland

Cecil Financial Services Corporation                           Maryland

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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in Item 8 hereof.